UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 20, 2026

Knife River Corporation
(Exact name of registrant as specified in its charter)

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)
Delaware	1-41642	92-1008893

1150 West Century Avenue
P.O. Box 5568
Bismarck, North Dakota 58506-5568
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code (701) 530-1400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading Symbol(s))	(Name of each exchange on which registered)
Common Stock, $0.01 par value	KNF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Peggy S. Rebstock as Vice President, Chief Accounting Officer and Controller

On May 20, 2026, the board of directors (the “Board”) of Knife River Corporation (the “Company”) appointed Peggy S. Rebstock, the Company’s current Vice President of Financial Planning and Analysis, to serve as the Vice President, Chief Accounting Officer and Controller of the Company, effective May 21, 2026.

Ms. Rebstock, age 53, was appointed Vice President of Financial Planning and Analysis of the Company, effective October 6, 2024. She previously served as Region Controller and Assistant Secretary of the Company’s subsidiary, Knife River Corporation – South, from February 1, 2022 until October 5, 2024; and Region Controller and Assistant Secretary of the Company’s subsidiary, Jebro Incorporated, from July 3, 2017 until February 21, 2022.

In connection with Ms. Rebstock’s appointment as Vice President, Chief Accounting Officer and Controller, and as set forth in her offer letter from the Company (the “Offer Letter”), Ms. Rebstock’s annual base salary will be $320,000 per year and she will remain eligible to participate in the Company’s executive incentive compensation plan with a target annual cash incentive of 50% for the 2026 plan year, prorated based on her time in her new role. Ms. Rebstock will remain a participant in the Company’s long-term incentive plan for the 2026 plan year, subject to the terms and conditions of the plan. Ms. Rebstock’s target equity award value for the 2027 plan year is expected to be 65% of her base salary, subject to final approval by the Compensation Committee of the Board in 2027. In addition, Ms. Rebstock is entitled to participate in employee benefit plans and programs generally available to the Company’s executive officers.

Ms. Rebstock will also continue to be eligible to participate in the Company’s Change in Control Severance Plan (the “CIC Plan”) with a multiple of 2x, subject to the terms and conditions of the CIC Plan.

There are no arrangements or understandings between Ms. Rebstock and any other person pursuant to which Ms. Rebstock was appointed as Vice President, Chief Accounting Officer and Controller. Ms. Rebstock does not have any family relationship with any director or officer of the Company or any other person nominated or chosen by the Company to become a director or executive officer, and there are no transactions in which Ms. Rebstock has an interest requiring disclosure under Item 404(a) of Regulation S-K.

The foregoing description of the Offer Letter does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Offer Letter, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Change in Position for Marney L. Kadrmas

On May 20, 2026, Marney L. Kadrmas was named Senior Vice President of Financial Strategy, instead of her former title as Vice President and Chief Accounting Officer, effective as of May 21, 2026. In connection with Ms. Rebstock’s appointment as Vice President, Chief Accounting Officer and Controller, Ms. Rebstock has assumed the role of principal accounting officer of the Company.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of the Company (the “Annual Meeting”) was held on May 20, 2026. Three Company proposals were submitted to stockholders as described in the Company’s Definitive Proxy Statement for the Annual Meeting filed with the Securities and Exchange Commission on April 6, 2026. The proposals and the results of the stockholder vote, with fractional share totals rounded to the nearest whole share, are as follows:

1.

	Shares For	Shares Against	Abstentions	Broker Non-Votes
Proposal to Elect Two Class III Directors:
Karen B. Fagg	44,894,087	2,265,537	43,546	4,455,896
Brian R. Gray	47,091,577	60,554	51,039	4,455,896
All of the Company’s nominees were elected, having received a number of shares voted “for” their election in excess of 50 percent of the number of votes cast with respect to that nominee’s election.

2.

	Shares For	Shares Against	Abstentions	Broker Non-Votes

Advisory Vote to Approve the Compensation Paid to the Company's Named Executive Officers	45,322,044	1,777,385	103,741	4,455,896

The proposal was approved, on a non-binding advisory basis, having received the affirmative vote of a majority of the shares of common stock present online or represented by proxy at the Annual Meeting and entitled to vote on the proposal.

3.

	Shares For	Shares Against	Abstentions

Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for 2026	49,836,805	1,769,228	53,033

The proposal was approved, having received the affirmative vote of a majority of the shares of common stock present online or represented by proxy at the Annual Meeting and entitled to vote on the proposal.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number    Description

10.1        Offer Letter, dated May 20, 2026, between Knife River Corporation and Peggy S. Rebstock.

104        Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Knife River Corporation

Date May 21, 2026	By /s/ Karl A. Liepitz
Karl A. Liepitz
Vice President, Chief Legal Officer and Secretary
5